EXHIBIT 31.2
CERTIFICATIONS

I, Charles D. Boynton, certify that:

1	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of SunPower Corporation;

2
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3	[omitted];

4	[omitted];

5	[omitted].

Date:  July 11, 2013

/S/ CHARLES D. BOYNTON
Charles D. Boynton
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)